Exhibit 10.3

                                                   REDACTED COPY*


                       INTERSONICS TECHNOLOGY CORPORATION

                             THIRD AMENDMENT TO THE
                                LICENSE AGREEMENT
                                     FOR THE
                          AUTOMOBILE AUDIO AFTERMARKET


      This Third Amendment to the License Agreement for the Automobile Audio Aftermarket dated September 30, 1993, as amended by the Novation Agreement dated as of May 23, 1995 and by the Second Amendment dated as of September 18, 1995 (as so amended, the "License Agreement") made and entered into between INTERSONICS TECHNOLOGY CORPORATION, an Illinois corporation ("Licensor"), and PHOENIX GOLD INTERNATIONAL, INC., an Oregon corporation ("Licensee"), is effective as of January 15, 1997.

      FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Licensee and Licensor desire to extend Licensee's exclusivity period as specified in Paragraph 4 of the License Agreement with respect to both the car audio and home markets covered by the License Agreement (the "Exclusivity Period"). The Exclusivity Period is currently scheduled to terminate on * * * *
* * * * * * * * .

      2. The Exclusivity Period will be automatically  extended by * * * * * * *
* for each * * * * * * in which Licensee pays to Licensor at least * * * * * * in royalty payments (an "Extension Payment") under the License Agreement; provided, that the Exclusivity Period can be extended under this paragraph up to a maximum of * * * * * *. Licensor acknowledges receipt of the first Extension Payment in January 1997, which extends the Exclusivity Period through * * * * *
* * *.

      3. For each * * * * * * in which royalty payments of at least * * * * * * extend the Exclusivity Period, to the extent that royalty payments due under the License Agreement do not exceed * * * * *, the difference between the * * * * * paid to Licensor and the amount of such royalty payments due to Licensor for that * * * * * will be known as the "Additional Payment."

      4. All Additional Payments will accumulate as part of an "Additional Payment Pool." In any * * * * * in which royalty payments due to Licensor under the License Agreement exceed * * * * *, * * * of such excess payments will be credited against the Additional Payment Pool, and * * * * of such excess payments will be credited against "advance royalties" under the License Agreement, until the Additional Payment Pool is reduced to zero. After the Additional Payment Pool is reduced to zero, or in any * * * * in which royalty payments due to Licensor under the License Agreement are less than or equal to *
* * * * * *, all royalty payments due under the License Agreement will be paid to Licensor and credited by Licensee against "advance royalties" as specified in the License Agreement.

      5. EXHIBIT A to the License Agreement is hereby modified by the addition to the Minimum Annual Royalties for sales of Rotary Vane Subwoofers for the year ended * * * * * the amount of * * * * * *.

      6. All Additional Payments will be counted as part of the Minimum Annual Royalties owed by Licensee for Year 2 and Year 3 as set forth in EXHIBIT A to the License Agreement.

      7. Except as specifically modified hereby, the License Agreement shall continue in full force and effect according to its terms. All capitalized terms used in this Amendment without definition shall have the definitions ascribed to them in the License Agreement.

INTERSONICS TECHNOLOGY CORPORATION

By:  /s/ Charles A. Rey
    -----------------------
        Charles A. Rey, President

PHOENIX GOLD INTERNATIONAL, INC.

By: /s/ Timothy G. Johnson
    -----------------------
Title:   Executive Vice President



      *** Certain material contained in this exhibit and indicated by asterisks has been omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.